UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 25, 2017, Sunesis Pharmaceuticals, Inc. (the “Company”) entered into two underwriting agreements (each, an “Underwriting Agreement”) with Cowen and Company, LLC and Wells Fargo Securities, LLC, as representatives of the underwriters (collectively, the “Underwriters”) for separate, concurrent offerings of the Company’s securities, which together are expected to result in gross proceeds to the Company of approximately $20 million.

The first Underwriting Agreement relates to the offering and sale of 7,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and accompanying warrants to purchase 3,750,000 shares of the Common Stock (the “Common Stock Offering”). The purchase price of each share of common stock and accompanying warrant to purchase 0.5 shares of common stock is $2.00.

The second Underwriting Agreement relates to the offering and sale of 2,500 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Stock”) and accompanying warrants to purchase 1,250,000 shares of the Common Stock (the “Series D Offering”). The purchase price of each share of Series D Preferred Stock, convertible into 1,000 shares of common stock, and accompanying warrant to purchase 500 shares of common stock is $2,000.

The initial per share exercise price of the warrants is $3.00 per whole share of common stock. The exercise price is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The warrants may be exercised at any time until and including October 27, 2018.

The foregoing summary of the terms of the warrant is subject to, and qualified in their entirety by, a form of warrant attached herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company will enter into a warrant agency agreement, or the Warrant Agency Agreement, with American Stock Transfer & Trust Company, LLC, or the Warrant Agent, pursuant to which the Warrant Agent will act as the Company’s agent in connection with the issuance, registration, transfer, exchange, exercise and replacement of the warrants and the delivery of the shares of common stock upon exercise of the warrants. The warrants will be issued in book-entry form.

The rights, preferences and privileges of the Series D Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation of Series D Convertible Preferred Stock”), which the Company filed with the Delaware Secretary of State on October 25, 2017. Each share of Series D Stock is convertible into 1,000 shares of the Company’s Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting shares of Series D Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s Common Stock then issued and outstanding. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series D Stock will receive a payment equal to $0.0001 per share of Series D Stock before any proceeds are distributed to the holders of Common Stock. Shares of Series D Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series D Stock will be required to amend the terms of the Series D Stock. Shares of the Series D Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	senior to all of the Company’s Common Stock;

•	senior to all of the Company’s authorized but unissued Series A Preferred Stock;

•	senior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms junior to the Series D Stock;

•	on parity with all of the Company’s Series B Preferred Stock and Series C Preferred Stock;

•	on parity with any class or series of the Company’s capital stock hereafter created specifically ranking by its terms on parity with the Series D Stock;

•	junior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms senior to the Series D Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

Each of the Common Stock Offering and the Series D Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-195779), including the prospectus dated June 10, 2014 contained therein, as the same has been supplemented.

The sale of shares of Common Stock and Series D Stock is expected to close on October 27, 2017. Each Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers and certain stockholders also agreed to not sell or transfer any common stock of the Company for 60 days after October 25, 2017 without first obtaining the consent of the Underwriters.

A copy of the Underwriting Agreement relating to the Common Stock Offering is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Underwriting Agreement relating to the Series D Offering is attached hereto as Exhibit 1.2 and is incorporated herein by reference. A copy of the Certificate of Designation of Series D Convertible Preferred Stock is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreements and the rights, preferences and privileges of the Series D Stock is qualified in its entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

Item 2.02	Results of Operations and Financial Condition.

On a preliminary unaudited basis, the Company estimates that its cash and cash equivalents as of September 30, 2017 was approximately $12.5 million. The estimate is a preliminary estimate based on currently available information and does not present all necessary information for a complete understanding of the Company’s financial condition as of September 30, 2017 or our results of operations for the three months ended September 30, 2017.

The information in this Item 2.02 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth above relating to the Company’s Certificate of Designation of Series D Convertible Preferred Stock is incorporated herein to this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above relating to the Company’s Certificate of Designation of Series D Convertible Preferred Stock is incorporated herein to this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Stock Offering, dated October 25, 2017

1.2	Underwriting Agreement relating to the Series D Offering, dated October 25, 2017

3.1	Certificate of Designation of Series D Convertible Preferred Stock

4.1	Form of Specimen Series D Preferred Stock Certificate

4.2	Form of Common Stock Purchase Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: October 26, 2017	By:	/s/ Daniel N. Swisher
Daniel N. Swisher
Chief Executive Officer, President, Interim Chief Financial Officer and Corporate Secretary